UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 16, 2019
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9920 Jefferson Boulevard
Culver City, California 90232
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (310) 883-1300

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 16, 2019, NantHealth, Inc. (the “Company”) received notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”) because the Company’s common stock failed to maintain a minimum closing bid price of $1.00 for 30 consecutive business days. The Notice has no immediate effect on the Nasdaq listing or trading of the Company’s common stock.

The Company has a compliance period for the Minimum Bid Price Rule of 180 calendar days, or until July 15, 2019, in which to regain compliance, pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A). If, at any time before that date the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has achieved compliance with the Rule.

If the Company does not regain compliance with the Minimum Bid Price Rule, then Nasdaq will notify it that the Company’s common stock will be delisted from the Nasdaq Global Select Market, unless the Company requests a hearing before a Nasdaq Hearings Panel.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date: January 18, 2019	By:	/s/ Patrick Soon-Shiong
Patrick Soon-Shiong Chief Executive Officer